[COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 1996, on our audits of the consolidated financial statements of Cornerstone Properties Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in Cornerstone Properties Inc.'s 1995 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of this Registration Statement.


                                                /s/ Coopers & Lybrand L.L.P.

New York, New York
December 16, 1996